THORNBURG INVESTMENT TRUST 485BPOS

Exhibit 99.(b)

BYLAWS

 OF

 THORNBURG INVESTMENT TRUST

December 12, 2023

ARTICLE I

Agreement and Declaration of Trust

General.    These Bylaws shall be subject to the Agreement and Declaration of Trust dated June 3, 1987, as from time to time in effect (the “Declaration of Trust”), establishing Thornburg Investment Trust, a Massachusetts business trust (the “Trust”).

ARTICLE II

 Meetings of Trustees

Section 2.1        Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to Trustees absent from the determination.

Section 2.2        Special Meetings. Special meetings of the Trustees may be held any time and at any place designated in the call of the meeting when called by the Chair of the Trustees or by two or more other Trustees, notice thereof being given to each Trustee by or on behalf of the Trust’s Secretary or an Assistant Secretary, or by or on behalf of the Trustees calling the meeting.

Section 2.3        Telephone Conference. Trustees may participate in any regular or special meeting of the Trustees by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 2.4        Notice of Meetings. Subject to the provisions of Section 2.1, notice of the place, day and hour of every regular and special meeting shall be given to each Trustee by personal delivery sent to the Trustee’s home or business address, by electronic mail sent to the Trustee’s then-current e-mail address, by telephone, or by any other reasonable means. Notice of any meeting of the Trustees shall be given to each Trustee at least 24 hours in advance of the meeting. Any mailed or e-mailed notice given as aforesaid shall be deemed sufficient whether or not the Trustee, in fact, personally receives the notice. It shall not be requisite to the validity of any meeting of the Trustees that notice thereof shall have been given to any Trustee who is present, or if absent waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof. No notice of any adjourned meeting of the Trustees need be given.

Section 2.5        Quorum.   A majority of the Trustees then in office shall be necessary to constitute a quorum for the transaction of business at every meeting of the Trustees; but, if at any meeting there is less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period of over 30 days at any one time, without notice.

Section 2.6        Action by Consent.   Any action required or permitted to be taken at any meeting of the Trustees or any committee thereof may be taken without a meeting, if a written consent to such action is signed by the Trustees then in office or the members of such committee, as the case may be, and such written consent is filed with the records of the Trust.

ARTICLE III

 Advisory Trustees

From time to time, those members of the Trust’s Governance and Nominating Committee who are not interested persons of the Trust, as the term “interested” is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (hereinafter, the “Independent Trustees”) may select and nominate, and the Independent Trustees may thereinafter appoint, one or one or more persons to serve the Trust as Advisory Trustees in accordance with this Section. Advisory Trustees shall be appointed in each case to serve until the Advisory Trustee’s resignation or removal from office, or until they are approved as a Trustee by the other Trustees or by the Trust’s shareholders, as applicable. Advisory Trustees may be removed at any time, with or without cause, by resolution of the Trustees. Advisory Trustees may attend meetings of the Trustees or their committees upon invitation of the Trustees. Advisory Trustees shall remain available from time to time for consultation with the Trust’s officers and Trustees. Advisory Trustees shall not cast any vote as Trustees and shall not be considered in determining the existence of a quorum at any meeting of the Trustees. Unless otherwise determined by the Trustees, each Advisory Trustee shall receive the same compensation and be entitled to the same reimbursement as a Trustee who is not an interested person of the Trust, and shall be subject to any written program which has been adopted by the Trustees to require that a certain portion of such compensation be invested in shares of the Trust. Each Advisory Trustee shall be considered a Trustee for purposes of the indemnification provisions of the Declaration of Trust and these Bylaws.

ARTICLE IV

Retirements of Trustees

Section 4.1        Mandatory Retirement of Trustees.   Each Trustee may retire at any time by a resignation in accordance with the Declaration of Trust, and each Advisory Trustee or Emeritus Trustee may also retire at any time by such a resignation. Each Trustee who is an Independent Trustee, and each Independent Trustee who is subsequently appointed as an Advisory Trustee or Emeritus Trustee, shall retire from their position as Independent Trustee, Advisory Trustee, or Emeritus Trustee by the end of the calendar year in which the Trustee reaches the age of 75 years. Unless otherwise agreed to by the Trustees in a particular instance, the foregoing retirement policy shall not apply to any Trustee, Advisory Trustee or Emeritus Trustee who is an interested person of the Trust.

Section 4.2        Emeritus Trustees.   The Trustees may from time to time appoint by resolution one or more Emeritus Trustees to serve the Trust as Emeritus Trustees in accordance with this Section. A candidate for appointment as Emeritus Trustees shall have at least five years of service as a Trustee of the Trust. Emeritus Trustees shall be appointed in each case to serve until the Emeritus Trustee’s resignation or removal from office. Emeritus Trustees may be removed at any time, with or without cause, by resolution of the Trustees. Emeritus Trustees may attend meetings of the Trustees upon invitation of the Trustees. Emeritus Trustees shall remain available from time to time for consultation with the Trust’s officers and Trustees. Emeritus Trustees shall not cast any vote as Trustees, and shall not be considered in determining the existence of a quorum at any meeting of the Trustees. Emeritus Trustees shall receive a compensation and reimbursements established from time to time by the Trustees. Emeritus Trustees shall be considered Trustees for purposes of the indemnification provisions of the Declaration of Trust and these Bylaws.

ARTICLE V

 Officers

Section 5.1        Enumeration; Qualification.   The officers of the Trust shall be a President, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers, including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, which the Trustees may determine to appoint. The Trust also may have such agents as the Trustees from time to time may, in their discretion, appoint. Each officer may be, but none need be, a Trustee or Shareholder. Any two or more offices may be held by the same person.

Section 5.2        Election.  The President, Chief Financial Officer, Secretary, Treasurer, and any other officer of the Trust which the Trustees determine to appoint shall be elected annually by the Trustees. Vacancies in any office may be filled at any time.

Section 5.3        Tenure.   The President, the Chief Financial Officer, the Secretary, the Treasurer, and each other officer of the Trust shall hold office until the earlier of: (a) the date that the officer’s successor is chosen and qualified; (b) the date that the officer dies, resigns, is removed or becomes disqualified; or (c) if that officer is not a Trustee but is an employee of the Trust’s investment advisor, the date that the officer ceases to be employed by the Trust’s investment advisor.

Section 5.4        Powers.   Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to their respective offices for a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

Section 5.5        President.   Unless the Trustees otherwise provide, the President shall be the chief executive officer of the Trust and shall preside at all meetings of the Shareholders. The President shall be the “principal executive officer” of the Trust, as that term is used in Rule 30a-2 under the Investment Company Act of 1940.

Section 5.6        Vice Presidents.   The Vice Presidents, if any, shall, in the absence or disability of the President, and in the order designated by the Trustees, perform the duties and exercise the powers of the President and, in addition, shall at all times perform such other duties and exercise such other powers as may be prescribed by the Trustees or the President, under whose supervision they shall conduct the duties of their offices.

Section 5.7        Chief Financial Officer.   The Chief Financial Officer shall be the “principal financial officer” of the Trust, as that term is used in Rule 30a-2 under the Investment Company Act of 1940, shall supervise the Treasurer of the Trust with respect to the care of the Trust’s valuable papers, books of account and accounting records, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

Section 5.8        Secretary.   The Secretary shall maintain the record of all meetings of the Trustees and all meetings of the Shareholders. For that purpose, the Secretary may attend the meetings of the Trustees and the Shareholders, or the Chair of the Trustees may designate another person to serve as secretary of the meeting and record the minutes of the meeting, and in that latter case the secretary of the meeting shall deliver the final minutes to the Secretary for placement in the Trust’s records. Subject to Section 2.1 hereof, the Secretary shall give, or cause to be given, notice of all meetings of the Trustees and meetings of the Shareholders, and shall perform such other duties as may be prescribed by the Trustees or President. The Secretary shall keep in safe custody any seal adopted for use by the Trust and, when authorized by the Trustees, affix the same to any instrument requiring it, which seal when so affixed may be attested by the Trustee’s signature or by the signature of the Treasurer or an Assistant Secretary.

Section 5.9        Treasurer.   The Treasurer shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with any custodian, investment adviser, or transfer, accounting, or Shareholder servicing or similar agent, and under the supervision of the Chief Financial Officer, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the President.

Section 5.10      Resignations and Removals.   Any officer may resign at any time by written instrument signed by the officer and delivered to the President, the Secretary or any of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. An officer who is not a Trustee but who is an employee of the Trust’s investment advisor shall be deemed to have resigned their position as an officer of the Trust, without the requirement of any further action on the part of either the officer or the Trustees, at such time as that individual ceases to be an employee of the Trust’s investment advisor. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following the officer’s resignation or removal, or any right to damages on account of such removal.

ARTICLE VI

Committees

Quorum; Voting.   A majority of the members of any committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by the members of such committee and filed with the minutes of the proceedings of the committee. Members of a committee may participate in a meeting of such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participating by such means shall constitute presence in person at a meeting.

ARTICLE VII

Offices, Fiscal Year and Seal

Section 7.1        Offices.   The Trust shall maintain an office of record in Boston, Massachusetts, which office may be the office of any resident agent appointed by the Trust if located in that city. The Trust may maintain one or more other offices, including its principal office, outside of Massachusetts, in such cities as the Trustees may determine from time to time. Unless the Trustees otherwise determine, the principal office of the Trust shall be located in Santa Fe, New Mexico.

Section 7.2        Fiscal Year.   Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

Section 7.3        Seal.   The Trustees may adopt a seal, which shall consist of a flat-faced die with the name of the Trust and the year of its formation cut or engraved thereon, but, unless otherwise required by the Trustees, it shall not be necessary to place the seal on, and the absence of the seal shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

ARTICLE VIII

Records, Reports and Execution of Papers

Section 8.1        Records.   Except as may otherwise be required by law or by the Trustees, the records of the Trust need not be retained at either the principal office of the Trust or at the Trust’s office of record in Boston, Massachusetts, and may be retained by one or more of any advisor, custodian, transfer, accounting, shareholder servicing or similar agents, but such records shall at all times be made available to any officer of the Trust having charge thereof, to the Trustees, and to any other officer or agent of the Trust authorized by the Trustees or the President.

Section 8.2        Reports.   The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

Section 8.3        Execution of Papers.   Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, contracts, notes and other obligations made by the Trustees shall be signed by either the President, the Chief Financial Officer, any Vice President, the Treasurer or the Assistant Treasurer, and need not bear the seal of the Trust.

ARTICLE IX

Issuance of Certificates for Shares

Section 9.1        Certificates.   In lieu of issuing certificates for Shares of one or more Series, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of such Shares and shall be held to have expressly assented and agreed to the terms hereof.

The Trustees may at any time authorize the issuance of certificates representing Shares of one or more Series. In that event, each Shareholder upon request shall be entitled to a certificate stating the number of Shares of the applicable Series owned by the Shareholder, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the President or a Vice President and by the Chief Financial Officer, Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificates shall cease to be an officer before such certificate is issued, it may be issued by the Trust with the same effect as if that person were such officer at the time of its issue.

Section 9.2        Loss of Certificates.   In case of the alleged loss or destruction or mutilation of a certificate, a duplicate certificate may be issued in place thereof, upon such terms and with such indemnity and surety as the Trustees shall prescribe.

Section 9.3        Issuance of New Certificates to Pledgee.   A pledgee of Shares transferred as collateral security shall be entitled to a new certificate if the instrument of transfer substantially describes the debt or duty that is intended to be secured thereby. The new certificate shall express on its face that it is held as collateral security, and the name of the pledgor shall be stated thereon, who alone shall have the rights (including, without limitation, dividend and distribution rights and voting rights) of the Shareholder.

Section 9.4       Discontinuance of Issuance of Certificates.   The Trustees may at any time discontinue the issuance of certificates for Shares of one or more Series and may also authorize the President of the Trust, acting himself or through other officers, to cancel any certificates for Shares that are outstanding. The discontinuance or cancellation of certificates for Shares in accordance with the preceding sentence shall not require notice to Shareholders, providing that such discontinuance or cancellation shall not itself affect the ownership of the Shares of the Series.

ARTICLE X

Amendments to the Bylaws

These Bylaws may be amended or repealed, in whole or in part, by the majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by the Trustees.

History: Adopted effective June 3, 1987; amended effective June 1, 2000 to add a new Article III relating to Trustee retirement; amended effective May 20, 2003 to identify the “principal executive officer” and the “principal financial officer,” and to revise the date in Article III for Trustee retirement; amended effective April 20, 2009 to clarify the application of Section 3.1 exclusively to independent Trustees; amended effective December 8, 2014 to clarify that each independent Trustee shall retire “by the end of the calendar year” in which the Trustee reaches 75 years; amended effective September 18, 2019 to add provisions for a Chief Financial Officer, to add language clarifying that an officer who is an employee of the advisor but not a Trustee will cease to be an officer upon the cessation of employment with the advisor, to revise the provision respecting how Trustees shall be notified of meetings, and to make other minor revisions; amended effective March 7, 2023 to add a new Article III with provisions for Advisory Trustees, to make some conforming changes to other parts of the Bylaws, and to renumber former Articles III through IX to be new Articles IV through X; amended effective December 12, 2023 to clarify in Section 4.1 that Advisory Trustees and Emeritus Trustees are also subject to the mandatory retirement age.

#5787.002

 ct/thornburg/docs/tit/bylaws of tit iii.doc